UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2014

U.S. WELL SERVICES, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-184491	90-0794304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 South Post Oak Lane, Suite 405, Houston, Texas 77056
(Address of principal executive offices and Zip Code)

(832) 562-3730
(Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 8, 2014, Shane J. Guidry, a member of the Board of Managers (the “Board”) of U.S. Well Services, LLC (the “Company”), notified the Company that he had decided to resign from the Board.  At the time of his resignation, Mr. Guidry was a member of the audit committee of the Board.  Mr. Guidry did not resign as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Guidry with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day of filing this Form 8-K with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. WELL SERVICES, LLC

Date::	January 9, 2014	By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer